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                                                                EXHIBIT 23(b)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1987 Employee Stock Purchase Plan of Interleaf, Inc. of our report dated April 26, 1996, with respect to the consolidated financial statements and schedule of Interleaf, Inc., included in its Annual Report (Form 10-K) for the year ended March 31, 1996, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Boston, Massachusetts
July 10, 1996